UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2025 (February 10, 2025)

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Schwab Way, Westlake, TX 76262

(Address of principal executive offices, including zip code)

(817) 859-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Secondary Offering

On February 12, 2025, TD Group US Holdings LLC (the “selling stockholder”), an affiliate of The Toronto-Dominion Bank (“TD”), completed the previously announced secondary offering (the “offering”) of 165,443,530 shares (the “shares”) of common stock, par value $0.01 per share (the “common stock”) of The Charles Schwab Corporation (the “Company”), at a price of $79.25 per share. The Company did not receive any of the proceeds from the sale of common stock by the selling stockholder.

In connection with the offering, the Company entered into an underwriting agreement (the “underwriting agreement”), dated February 10, 2025, by and among the Company, the selling stockholder and TD Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “underwriters”).

The Company and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

At February 10, 2025, the selling stockholder owned approximately 184.7 million shares, representing a 10.1% economic ownership interest in the Company. As a result of the completion of the offering and the repurchase (as defined below), the selling stockholder has disposed of all its shares.

The foregoing summary of the underwriting agreement is qualified by reference to the full text of the underwriting agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

In addition, in connection with the offering, the Company is filing the Opinion Letter of Wachtell, Lipton, Rosen & Katz regarding the validity of the shares as Exhibit 5.1 to this Current Report on Form 8-K.

Share Repurchase

On February 12, 2025, the Company completed its repurchase of $1.5 billion of its nonvoting common stock directly from the selling stockholder, in a private transaction, at the price per share at which the shares of common stock were sold to the public in the offering, less the underwriting discount per share (the “repurchase”), pursuant to the repurchase agreement, dated February 9, 2025, between the Company and the selling stockholder (the “repurchase agreement”).

The foregoing summary of the repurchase agreement is qualified by reference to the full text of the repurchase agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As a result of the offering and repurchase, the TD stockholder agreement (the “TD stockholder agreement”), dated as of November 24, 2019, that was entered into between the Company and TD terminated in accordance with its terms.

The TD stockholder agreement is described in and is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 29, 2019 with the Securities and Exchange Commission and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2020, Brian M. Levitt and Bharat B. Masrani, pursuant to Section 4.01 of the TD stockholder agreement, tendered their resignations (the “resignation letters”) from the board of directors of the

Company, effective as of the date on which TD’s ownership level (as defined in the TD stockholder agreement) no longer entitled TD to designate members of the board of directors of the Company. On February 12, 2025 (the “effective date”), TD’s common ownership percentage was reduced below 5%, and therefore, TD is no longer entitled to designate members of the board of directors of the Company. Pursuant to the terms of the TD stockholder agreement and the resignation letters, Mr. Levitt and Mr. Masrani resigned from the board of directors of the Company as of the effective date. The resignation of Mr. Levitt and Mr. Masrani did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On February 11, 2025 and February 12, 2025, the Company issued press releases announcing the pricing and closing, respectively, of the previously announced secondary offering by TD Group US Holdings LLC, an affiliate of TD, of 165,443,530 shares of the Company’s common stock at $79.25 per share, for an aggregate purchase amount of $13.1 billion. Following the completion of the secondary offering and the previously announced $1.5 billion share repurchase by the Company from TD, TD has disposed of all of its shares. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated February 10, 2025, among The Charles Schwab Corporation, TD Group US Holdings LLC and TD Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

5.1	Opinion Letter of Wachtell, Lipton, Rosen & Katz regarding the validity of the shares.

10.1	Repurchase Agreement, dated February 9, 2025, between The Charles Schwab Corporation and TD Group US Holdings LLC.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included as part of Exhibit 5.1).

99.1	Pricing Press Release dated February 11, 2025

99.2	Closing Press Release dated February 12, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Charles Schwab Corporation (Registrant)

Date: February 12, 2025	By	/s/ Michael Verdeschi
Michael Verdeschi Managing Director and Chief Financial Officer